                                                        EXHIBIT 5.1
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                                    October 18, 2000

Avici Systems Inc.
101 Billerica Avenue
North Billerica, MA 01862

Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We are acting as counsel for Avici Systems Inc., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement
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on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as
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amended, of (i) 7,924,170 shares of Common Stock, par value $.0001 per share

("Common Stock") of the Company under the 1997 Stock Incentive Plan, as amended
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(the "1997 Plan"), (ii) 3,158,793 shares of Common Stock of the Company under
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the 2000 Stock Option and Incentive Plan (the "2000 Plan"), (iii) 400,000 shares
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of Common Stock of the Company under the 2000 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), and (iv) 750,000 shares of Common Stock
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of the Company under the 2000 Employee Stock Purchase Plan (the "Purchase Plan"
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and, collectively with the 1997 Plan, the 2000 Plan and the Non-Employee Director Plan, the "Stock Plans").
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     In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Stock Plans, (b) the Company's Fourth Restated Certificate of Incorporation (c) the Company's By-laws, (d) a specimen of the form of Certificate evidencing the shares of Common Stock of the Company and (e) the minute books of the Company.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company issuable pursuant to the Stock Plans are duly authorized and, when issued pursuant to the terms of the Stock Plans and the terms of any agreement relating to such issuance, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,


                              /s/ Testa, Hurwitz & Thibeault, LLP
                              TESTA, HURWITZ & THIBEAULT, LLP